                                                              EXHIBIT T3E.1
Offering Circular

                               CIGNA CORPORATION                        LOGO
                               Offer to Exchange

                                Notes Due 2033
                      for Any and All of its Outstanding
                             8.30% Notes Due 2023

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON THURSDAY, JULY 23, 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").
--------------------------------------------------------------------------------

  CIGNA Corporation (the "Company"), a Delaware corporation, hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular (the "Offering Circular") and the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange an aggregate principal amount of up to $100,000,000 of its Notes Due 2033 (the "New Notes") for a like principal amount of its issued and outstanding 8.30% Notes Due 2023 (the "Old Notes") from the registered holders (individually, a "Holder" and collectively, the "Holders") thereof. The terms of the New Notes are discussed in "Offering Circular Summary--Comparison of Old Notes and New Notes" and "Description of New Notes." The New Notes will evidence the same class of debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, an Indenture (the "New Indenture"), dated as of January 1, 1994, between the Company and Marine Midland Bank (formerly Marine Midland Bank, N.A.) (the "New Trustee"). The Old Notes were issued pursuant to, and are entitled to the benefits of, an Indenture (the "Old Indenture"), dated as of June 30, 1988, between the Company and Bankers Trust Company, as trustee.

  The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to the Expiration Date. Old Notes may be tendered only in denominations of $1,000 or an integral multiple thereof. See "The Exchange Offer--Procedures for Tendering Old Notes." The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions to the Exchange Offer." Holders that tender and do not withdraw their Old Notes will receive upon acceptance of the Old Notes by the Company a participation fee equal to 1.50% of the principal amount tendered (the "Participation Fee"). Holders that do not tender Old Notes are not eligible to receive the Participation Fee.

  The New Notes will constitute, and the Old Notes constitute, general unsecured obligations of the Company and the Old Notes rank, and the New Notes will rank, pari passu with all existing and future unsecured and unsubordinated senior indebtedness of the Company.

                                                  (cover continued on next page)

SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER.

             The date of this Offering Circular is June 24, 1998.

  THE OFFER OF THE SECURITIES CONTEMPLATED IN THE EXCHANGE OFFER IS MADE PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SECTION 5 OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PROVIDED BY SECTION 3(A)(9) THEREOF AND, ACCORDINGLY, THE OFFER OF SUCH SECURITIES HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION.

  THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THIS OFFERING NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFER TO EXCHANGE.

                                                     (Continued from cover page)

  The New Notes will have the same 8.30% interest coupon as the Old Notes until, but not including, January 15, 2023 and, thereafter, the New Notes will have an interest coupon calculated as provided herein. For the Old Notes, a price (the "Reference Price of the Old Notes") will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old Notes will be based on a yield (the "Reference Yield of the Old Notes") to the maturity date of the Old Notes equal to (i) the yield (the "Benchmark Treasury Yield") on the 6.125% U.S. Treasury Note due November 15, 2027 (the "Benchmark Treasury Security") plus
(ii) 130 basis points (the "2023 Fixed Spread"). For the New Notes, a per annum interest coupon (the "Extension Coupon") will be determined for the period from January 15, 2023 to the maturity date, January 15, 2033. This Extension Coupon (expressed as a percentage with two decimal places) will be the lesser of: (i) 8.30% per annum and (ii) a per annum interest rate at which the price of the New Notes (the "Reference Price of the New Notes") will be equal to the Reference Price of the Old Notes per $1,000 principal amount thereof. The Extension Coupon of the New Notes will be determined by using the Reference Price of the New Notes (equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower) and a yield (the "Reference Yield of the New Notes"), equal to (i) the Benchmark Treasury Yield plus (ii) 140 basis points (the "2033 Fixed Spread"). For each $1,000 principal amount of Old Notes exchanged, the Holder thereof will receive $1,000 principal amount of New Notes. The Extension Coupon and the reference prices will be determined as of 2:00 p.m., New York City time, on the second business day prior to the Expiration Date (the "Extension Coupon Determination Date").

  Interest on the New Notes will accrue from the last interest payment date on the Old Notes (July 15, 1998) at the rate of 8.30%. The first interest payment date on the New Notes will be January 15, 1999. Accordingly, holders exchanging Old Notes for New Notes will not receive any interest payment in respect of Old Notes so exchanged.

  The Company, at its discretion, may elect to redeem the New Notes at any time, in whole or from time to time in part, until maturity, at an amount equal to the sum of (i) the principal amount of the New Notes being redeemed plus accrued and unpaid interest thereon to the redemption date, and
(ii) the Make-Whole Amount (as defined below), if any, with respect to such New Notes. See "Description of New Notes - Optional Redemption."

  The purpose of the Exchange Offer is to increase the Company's financial flexibility by adding the optional redemption provision to the New Notes and to take advantage of the current low interest rate environment by extending the maturity date of a portion of the Company's long-term debt. The New Notes will maintain the same interest rate as the Old Notes until, but not including, January 15, 2023 and, thereafter, the interest rate will be at the Extension Coupon as calculated herein until maturity, while deferring any additional refinancing costs. The Company believes that the terms of the New Notes will be more beneficial to it over the long-term.

  Based on an interpretation by the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission"), the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder thereof without compliance with the registration requirements of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes.

  The Company has made no arrangements for and has no understanding with any dealer, salesman or other person regarding the solicitation of tenders hereunder, and no person has been authorized by the Company to give any information or to make any representations in connection with the Exchange Offer other than those contained or incorporated by reference in this Offering Circular and, if given or made, such other information or representations must not be relied upon as having been authorized. Neither the delivery of this Offering Circular nor the exchange of New Notes for Old Notes shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

  The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer.

  The Exchange Agent (as defined herein) and The Depository Trust Company ("DTC") have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message (as defined herein) to the Exchange Agent.

                    ---------------------------------------
  NONE OF THE COMPANY, THE BOARD OF DIRECTORS OF THE COMPANY, EXECUTIVE OFFICERS OF THE COMPANY, THE FINANCIAL ADVISOR, THE INFORMATION AGENT OR THE EXCHANGE AGENT MAKES ANY RECOMMENDATION TO HOLDERS OF THE OLD NOTES AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR OLD NOTES. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO EXCHANGE OLD NOTES PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO EXCHANGE.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT TENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., the Pacific Stock Exchange, Inc. and the Philadelphia Stock Exchange, Inc.

  The Company has instructed the Financial Advisor, the Exchange Agent and the Information Agent not to solicit exchanges in connection with the Exchange Offer or to make any recommendation with respect to acceptance or rejection of the Exchange Offer. Solicitations will be made solely by employees of the Company. The Financial Advisor, the Exchange Agent and the Information Agent will answer any questions from Holders of the Old Notes with respect to the Exchange Offer solely by reference to the terms of this Offering Circular, and Holders may contact the Financial Advisor, the Exchange Agent and the Information Agent at the addresses and telephone numbers listed below. Holders of the Old Notes who have any questions regarding the mechanics of the Exchange Offer should contact either the Exchange Agent or the Information Agent. In addition, all questions with respect to the Exchange Offer may be directed to the Company (Attn: Kim Bonner Massey, telephone number (215) 761-1131).

    FINANCIAL ADVISOR:                                  INFORMATION AGENT:
 Donaldson, Lufkin & Jenrette                        MacKenzie Partners, Inc.
  Securities Corporation                           156 Fifth Avenue, Penthouse
     277 Park Avenue                               New York, New York  10010
 New York, New York  10172                         (800) 322-2885 (Toll Free)
 (800) 334-1604 (Toll Free)                       (212) 929-5500 (Call Collect)
 (212) 892-3351 (Call Collect)
    Attn: Paul S. Galant

                                EXCHANGE AGENT:
                          IBJ Schroder Bank & Trust
                                    Company


          By Mail:                                By Hand or Overnight Delivery:
        P.O. Box 84                                    One State Street
     Bowling Green Station         By Facsimile:    New York, New York  10004
 New York, New York  10274-0084    (212) 858-2611   Attn:  Securities Processing
  Attn:  Reorganization Operations                  Window, Subcellar One (SC-1)
         Department


                             Confirm by Telephone:
                                (212) 858-2103

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission (Commission File No. 1-8323) pursuant to the Exchange Act and are incorporated herein by reference and made a part hereof (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997; (2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; and (3) the Company's Current Reports on Form 8-K dated February 10 and April 30, 1998. In addition, the Company has filed a Form T-3, dated June 24, 1998, pursuant to the Trust Indenture Act of 1939, which Form T-3 includes a Form T-1 and the form of the New Indenture.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular and prior to the Expiration Date are deemed to be incorporated by reference herein and shall be a part hereof from their respective filing dates. Information contained in this Offering Circular modifies or supersedes similar information contained in the documents incorporated by reference above. Further, information contained in any subsequently filed document, which is deemed to be incorporated by reference in this Offering Circular, will modify and supersede similar information contained in this Offering Circular or any of the documents incorporated by reference above.

  The Company will provide, without charge, to each person to whom a copy of this Offering Circular is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference in this Offering Circular, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Offering Circular incorporates. Requests for copies of such documents, including the Form T-3, should be directed to CIGNA Corporation, Shareholder Services Department, Two Liberty Place, 1601 Chestnut Street, P.O. Box 7716, Philadelphia, PA 19192-2378, telephone number (215) 761-3517.

                           OFFERING CIRCULAR SUMMARY

  The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Offering Circular. See "Risk Factors" for a discussion of certain factors that should be considered in connection with the Exchange Offer and the New Notes offered hereby.

                                  THE COMPANY

  With shareholders' equity of $8.3 billion and assets of $111.2 billion as of March 31, 1998 and revenues of $20.0 billion for the year ended December 31, 1997, CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned insurance organizations in the United States and one of the principal United States companies in the financial services industry. CIGNA Corporation is not an insurance company. Its subsidiaries are major providers of group life and health insurance, managed care products and services, retirement products and services, and property and casualty insurance. CIGNA is one of the largest international insurance organizations based in the United States, measured by international revenues, and one of the largest investor-owned health maintenance organizations in the United States, based on the number of members. CIGNA's major insurance subsidiaries, Connecticut General Life Insurance Company ("CG Life") and Insurance Company of North America ("INA"), are among the oldest insurance companies in the United States, with INA tracing its origins to 1792 and CG Life to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

  The principal executive offices of the Company are located at One Liberty Place, 1650 Market Street, P.O. Box 7716, Philadelphia, Pennsylvania 19192-1550. Its telephone number is (215) 761-1000.

                               THE EXCHANGE OFFER

The Exchange Offer:                     Pursuant to the Exchange Offer, the
                                        Company is offering to any Holder to
                                        exchange, for any and all of its Old
                                        Notes, an equal principal amount of
                                        newly issued New Notes.

                                        The New Notes will have the same
                                        8.30% interest coupon as the Old
                                        Notes until, but not including,
                                        January 15, 2023, and thereafter, the
                                        interest coupon on the New Notes will
                                        be the Extension Coupon as calculated
                                        herein to January 15, 2033, the final
                                        maturity of the New Notes.  For the
                                        Old Notes, a Reference Price of the
                                        Old Notes will be determined using a
                                        specified fixed spread pricing
                                        formula.  Such Reference Price of the
                                        Old Notes will be based on the
                                        Reference Yield of the Old Notes to
                                        the maturity date of the Old Notes
                                        equal to (i) the Benchmark Treasury
                                        Yield plus (ii) the 2023 Fixed
                                        Spread.  For the New Notes, an
                                        Extension Coupon will be determined
                                        for the period January 15, 2023 to
                                        the maturity date, January 15, 2033.
                                        The Extension Coupon (expressed as a
                                        percentage with two decimal places)
                                        will be the lesser of:  (i) 8.30% per
                                        annum and (ii) a per annum interest
                                        rate at which the Reference Price of
                                        the New Notes will be equal to the
                                        Reference Price of the Old Notes per
                                        $1,000 principal amount of the Old
                                        Notes.  The Extension Coupon of the
                                        New Notes will be determined by using
                                        the Reference Price of the New Notes
                                        (equal to the Reference Price of the
                                        Old Notes if the

                                        Benchmark Treasury Yield is 5.88% or
                                        lower) and the Reference Yield of the
                                        New Notes. For each $1,000 principal
                                        amount of Old Notes exchanged in the
                                        Exchange Offer, an exchanging Holder
                                        will receive $1,000 principal amount of
                                        New Notes. The Extension Coupon and the
                                        reference prices will be determined
                                        based on the Benchmark Treasury Yield as of 2:00 p.m., New York City time, on the Extension Coupon Determination Date.

                                        Interest on the New Notes will accrue
                                        from the last interest payment date on
                                        the Old Notes (July 15, 1998) at the
                                        rate of 8.30%. The first interest
                                        payment date on the New Notes will be
                                        January 15, 1999. Accordingly, holders
                                        exchanging Old Notes for New Notes will
                                        not receive any interest payment in
                                        respect of Old Notes so exchanged.

                                        The New Notes will be unsecured
                                        obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company. The terms and conditions of the New Notes will be similar to those that currently apply to the Old Notes. Changes from the Old Notes and the Old Indenture, including an optional redemption provision not found in the Old Notes, are set forth below in the section "Comparison of Old Notes and New Notes". See also "Description of New Notes".

Calculations:                           The reference prices, reference yields,
                                        the Benchmark Treasury Yield and the
                                        Extension Coupon will be determined as
                                        set forth in the section "The Exchange
                                        Offer--Calculations; Information" and in
                                        Schedules A, B, C and D attached hereto.

Participation Fee:                      Holders that tender and do not withdraw
                                        their Old Notes and whose Old Notes are
                                        accepted for exchange by the Company
                                        will receive a participation fee equal
                                        to 1.50% of the principal amount of Old
                                        Notes tendered. Holders that do not
                                        tender Old Notes are not eligible to
                                        receive a Participation Fee.

Information:                            As soon as practicable on the Extension
                                        Coupon Determination Date, but in any
                                        event before 9:00 a.m., New York City
                                        time, on the following business day, the Company will publicly announce by press release to the Dow Jones News Service:
                                        the Benchmark Treasury Yield, the
                                        Reference Yield of the Old Notes, the
                                        Reference Price of the Old Notes, the
                                        Reference Yield of the New Notes, the
                                        Extension Coupon and the Reference Price of the New Notes.

                                        During the term of the Exchange Offer,
                                        Holders of the Old Notes can obtain
                                        information regarding the Benchmark
                                        Treasury Yield, reference yields,
                                        reference prices and other information
                                        regarding the terms of the Exchange
                                        Offer from the Financial Advisor at
                                        (800) 334-1604 (toll-free) or (212) 892-
                                        3351 (call collect), attention Paul S.
                                        Galant. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on MCM "Corporate Watch" Service on Telerate page 64150.

Old Notes Outstanding:                  As of the date hereof, $100,000,000
                                        aggregate principal amount of Old Notes
                                        are outstanding.

CUSIP Number:                           The CUSIP Number of the Old Notes is
                                        125509AG4.

Conditions to the Exchange Offer:       Consummation of the Exchange Offer is
                                        conditioned upon certain customary
                                        conditions described herein. The Company may, in its sole discretion, waive any condition with respect to the Exchange
                                        Offer and accept for exchange any Old
                                        Notes tendered. See "The Exchange
                                        Offer--Conditions to the Exchange
                                        Offer".

Expiration and Extensions:              The Exchange Offer will expire at 5:00
                                        p.m., New York City time, on Thursday,
                                        July 23, 1998, or at such later time and date to which the Exchange Offer may be extended by the Company in accordance with the procedures described herein.
                                        See "The Exchange Offer--Expiration
                                        Date; Extensions; Termination;
                                        Amendments".

                                        If the Exchange Offer is extended for a
                                        period longer than three business days
                                        from the previously scheduled Expiration
                                        Date, then a new Extension Coupon
                                        Determination Date, which would be two
                                        business days prior to the new
                                        Expiration Date, may be established. If
                                        the extension is for three business days or less, no new Extension Coupon Determination Date will be established and the Extension Coupon will remain as determined on the Extension Coupon Determination Date prior to the extension of the Exchange Offer.

                                        If the consideration offered with
                                        respect to the Exchange Offer is changed or if any other amendment to the terms of the Exchange Offer is made that, in the opinion of the Company, would be adverse to the interests of the holders tendering Old Notes for exchange, the Exchange Offer will remain open for at least five business days from the date public notice of such change or amendment is given.

Certain U.S. Federal Income Tax         In the opinion of Milbank, Tweed,
Consequences:                           Hadley & McCloy, special tax counsel to
                                        the Company, the exchange of Old Notes
                                        pursuant to the Exchange Offer will
                                        constitute a recapitalization for U.S.
                                        federal income tax purposes and a Holder of Old Notes that tenders pursuant to the Exchange Offer generally will recognize no gain or loss upon the exchange of Old Notes for New Notes. See
                                        "Certain U.S. Federal Income Tax
                                        Consequences".

Certain Consequences of the             In deciding whether to participate in
Exchange Offer:                         the Exchange Offer, each Holder
                                        should consider carefully, in addition
                                        to the other information contained in
                                        this Offering Circular- the information
                                        set forth under the captions
                                        "Description of New Notes" and "Risk
                                        Factors".

Tender of Old Notes:                    Old Notes may be tendered for exchange
                                        only in denominations of $1,000 or an
                                        integral multiple thereof. To tender Old
                                        Notes, Holders must deliver their Old
                                        Notes together with a properly completed and duly executed Letter of Transmittal to the Exchange Agent or follow the procedures for book-entry transfer. If
                                        Old Notes are held by a broker, dealer,
                                        commercial bank, trust company or other
                                        nominee (individually, a "Custodian" and collectively, the "Custodians"), the beneficial owner thereof must instruct such Custodian to tender such Old Notes on their behalf. All tenders must be made on or prior to the Expiration Date.
                                        See "The Exchange Offer--Procedures for
                                        Tendering Old Notes".

                                        New Notes will be delivered only in
                                        book-entry form through DTC.
                                        Accordingly, Holders who anticipate
                                        tendering and whose Old Notes are not
                                        held through DTC are urged to contact
                                        promptly a Custodian that has the
                                        capability to hold securities through
                                        DTC, to arrange for receipt of any New
                                        Notes to be delivered pursuant to the
                                        Exchange Offer and to obtain the
                                        information necessary to provide the
                                        required DTC participant and account
                                        information in the relevant Letter of
                                        Transmittal. See "The Exchange Offer
                                        Proper Execution and Delivery of Letter
                                        of Transmittal".

Guaranteed Delivery:                    Holders of Old Notes who wish to
                                        tender their Old Notes and who cannot
                                        deliver their Old Notes or the Letter
                                        of Transmittal to the Exchange Agent,
                                        prior to the Expiration Date, or
                                        cannot complete procedures for
                                        book-entry transfer on a timely
                                        basis, must tender their Old Notes
                                        according to the guaranteed delivery
                                        procedures set forth in "The Exchange
                                        Offer--Guaranteed Delivery Procedures".

Acceptance of Old Notes and             Subject to satisfaction or waiver of
Delivery of New Notes:                  the conditions to the Exchange Offer,
                                        the Company will exchange any and all
                                        Old Notes that are properly tendered
                                        and not withdrawn prior to the
                                        Expiration Date.  New Notes will be
                                        delivered only in book-entry form
                                        through DTC.  New Notes will be
                                        delivered, along with payment of the
                                        Participation Fee, on the fifth
                                        business day following the Expiration
                                        Date (the "Exchange Date").  See "The
                                        Exchange Offer--Acceptance of Old
                                        Notes Tendered for Exchange; Delivery
                                        of New Notes".

Withdrawal Rights:                      Tenders of Old Notes may be withdrawn
                                        at any time prior to the Expiration
                                        Date.  Withdrawal of tendered Old
                                        Notes will be deemed a rejection of
                                        the Exchange Offer.  See "The
                                        Exchange Offer--Withdrawal Rights".

Absence of Dissenters' Rights:          Holders of Old Notes do not have any
                                        appraisal or dissenters' rights under
                                        the Delaware General Corporation Law
                                        or the Old Indenture.  See "The
                                        Exchange Offer--Absence of
                                        Dissenters' Rights".

Financial Advisor:                      Donaldson, Lufkin & Jenrette
                                        Securities Corporation
                                        277 Park Avenue
                                        New York, New York 10172
                                        (800) 334-1604 (toll-free)
                                        (212) 892-3351 (call collect)
                                        Attention:  Paul S. Galant

Exchange Agent:                         IBJ Schroder Bank & Trust Company
                                        Bowling Green Station
                                        P.O. Box 84
                                        New York, New York  10274-0084
                                        (212) 858-2103
                                        Attention:  Reorganization Operations
                                        Department

Information Agent:                      MacKenzie Partners, Inc.
                                        156 Fifth Avenue
                                        New York, New York 10010
                                        (800) 322-2885 (toll-free)
                                        (212) 929-5500 (call collect)

                                 THE NEW NOTES

Issuer:                                 CIGNA Corporation.

Indenture:                              The New Notes will be issued under
                                        the New Indenture.

Maturity:                               January 15, 2033. The New Notes are
                                        subject to redemption at the option of
                                        the Company as discussed herein.

Interest:                               Interest will be paid each January 15
                                        and July 15, commencing January 15,
                                        1999.  Interest will be calculated on
                                        the basis of a 360-day year
                                        consisting of twelve 30-day months.
                                        The January 15, 1999 interest payment
                                        will include interest accruing on the
                                        New Notes from July 15, 1998 until,
                                        but not including, January 15, 1999.
                                        Holders of record of the Old Notes as
                                        of July 1, 1998 will be entitled to
                                        interest on the Old Notes until, but
                                        not including, July 15, 1998.

Rating: As of the date hereof, the Company's senior debt securities, including the Old Notes, are rated A3 by Moody's Investors Service, Inc. ("Moody's"), A by Standard & Poor's Ratings Group, a division of The McGraw-Hill
                                        Companies ("S&P") and A by Duff &
                                        Phelps Credit Rating Co. ("DCR").
                                        The Company expects that the New
                                        Notes will receive ratings equivalent
                                        to those assigned from time to time
                                        to the Old Notes.  A security rating
                                        is not a recommendation to buy, sell
                                        or hold securities and may be subject
                                        to revision or withdrawal at any time
                                        by the assigning rating agency.

Ranking: The New Notes will be unsecured obligations of the Company and will rank pari passu with all existing and future unsecured and unsubordinated indebtedness of the Company.

Form: The New Notes will be available only in book-entry form through DTC. See "Description of the New
                                        Notes-Book-Entry Procedures".

Optional Redemption:                    CIGNA Corporation, at its option, may
                                        redeem the New Notes at any time, in
                                        whole or from time to time in part,
                                        until maturity, upon not less than 30
                                        nor more than 60 days' notice, at a
                                        redemption price equal to the sum of
                                        (i) the principal amount of the New
                                        Notes being redeemed plus accrued and
                                        unpaid interest thereon to the
                                        redemption date, and (ii) the
                                        Make-Whole Amount (as defined below),
                                        if any, with respect to such New
                                        Notes.

                                        See  "Description of New Notes".

Use of Proceeds:                        The New Notes will be issued only in
                                        exchange for the Old Notes.  The
                                        Company will not receive any cash
                                        proceeds from the issuance of the New
                                        Notes.

Listing:                                None.

                     COMPARISON OF OLD NOTES AND NEW NOTES

  The following is a brief comparison of the principal features of the Old Notes and the New Notes. The following descriptions are brief summaries, do not purport to be complete and are qualified in their entirety by reference, with respect to the Old Notes, to the Old Notes and the Old Indenture and, with respect to the New Notes, to the New Notes and the New Indenture. For further information regarding the New Notes and for definitions of capitalized terms used with respect to the New Notes but not otherwise defined herein, see "Description of New Notes."

                                OLD NOTES                                       NEW NOTES
                                ------------------                              ------------------------
Obligor:                        CIGNA Corporation                               CIGNA Corporation

Trustee:                        Bankers Trust Company                           Marine Midland Bank

Aggregate Principal             $100,000,000                                    Up to $100,000,000
Amount:

Maturity:                       January 15, 2023                                January 15, 2033

Interest Rate:                  8.30%  per annum                                8.30% per annum until, but not including, January
                                                                                15, 2023, and thereafter, at the Extension Coupon as
                                                                                calculated herein to January 15, 2033.

Interest Payment Dates:         January 15 and July 15 annually                 January 15 and July 15 annually

Rating:                         As of the date hereof, the Old Notes            As of the date hereof, the Company's
                                are rated A3 by Moody's, A by S&P and           senior debt securities are rated A3 by
                                A by DCR.                                       Moody's, A by S&P and A by DCR.  The
                                                                                Company expects that the New Notes
                                                                                will receive ratings equivalent to
                                                                                those assigned from time to time to
                                                                                the Old Notes.

Ranking:                        The Old Notes are unsecured obligations         The New Notes will be unsecured
                                of the Company, and rank pari passu             obligations of the Company and will
                                with all existing and future unsecured          rank pari passu with all existing and
                                and unsubordinated indebtedness of the          future unsecured and unsubordinated
                                Company.                                        indebtedness of the Company.

                                OLD NOTES                                       NEW NOTES
                                ------------------                              ------------------------
Optional Redemption:            None                                            The Company may, at its option, redeem the New Notes
                                                                                at any time, in whole or from time to time in part,
                                                                                until maturity, upon not less than 30 nor more than
                                                                                60 days' notice, at a redemption price equal to the
                                                                                sum of (i) the principal amount of the New Notes
                                                                                being redeemed plus accrued and unpaid interest
                                                                                thereon to the redemption date, and (ii) the Make-
                                                                                Whole Amount (as defined), if any, with respect to
                                                                                such New Notes.

Sinking Fund:                   None                                            None

Security:                       None                                            None

Change of Control:              None                                            None


                                  RISK FACTORS

  In deciding whether to participate in the Exchange Offer, each Holder should consider carefully, in addition to the other information contained in the Offering Circular, the factors listed below.

CERTAIN CONSIDERATIONS FOR TENDERING AND NON-TENDERING HOLDERS

  To the extent that Old Notes are tendered and purchased in the Exchange Offer and the number of Old Notes is decreased, the trading market for the Old Notes could become more limited. A debt security with a smaller outstanding principal amount available for trading (a "smaller float") may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the Old Notes not tendered or not purchased may be adversely affected to the extent that the principal amount of Old Notes tendered reduces the float. Depending upon, among other things, the amount of Old Notes outstanding after the Exchange Offer, the trading market for the Old Notes may be more limited which may, therefore, adversely affect the liquidity and market price of the Old Notes. Similarly, depending upon, among other things, the amount of New Notes outstanding after the Exchange Offer, the trading market for the New Notes may be limited, which may, therefore, adversely affect the liquidity and market price of the New Notes.

  The trading market for the Old Notes not tendered and purchased pursuant to the Exchange Offer and the New Notes issued by the Company pursuant to the Exchange Offer will, in each case, depend upon, among other things, the principal amount outstanding after the consummation of the Exchange Offer, the number of Holders and the interest in maintaining a market in the securities on the part of securities firms.

TERMS OF THE NEW NOTES

  The New Notes will be issued under the New Indenture. The New Indenture contains covenants and other terms similar to those that currently apply to the Old Notes. However, the New Notes, unlike the Old Notes, may be redeemed at any time, in whole or from time to time in part, prior to maturity, at the option of the Company subject to a "Make-Whole" provision. See "Offering Circular Summary--Comparison of Old Notes and New Notes" and "Description of New Notes".

                            BUSINESS OF THE COMPANY

        With shareholders' equity of $8.3 billion and assets of $111.2 billion as of March 31, 1998 and revenues of $20.0 billion for the year ended December 31, 1997, CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned insurance organizations in the United States and one of the principal United States companies in the financial services industry. CIGNA Corporation is not an insurance company. Its subsidiaries are major providers of group life and health insurance, managed care products and services, retirement products and services, and property and casualty insurance. CIGNA is one of the largest international insurance organizations based in the United States, measured by international revenues, and one of the largest investor-owned health maintenance organizations in the United States, based on the number of members. CIGNA's major insurance subsidiaries, Connecticut General Life Insurance Company ("CG Life") and Insurance Company of North America ("INA"), are among the oldest insurance companies in the United States, with INA tracing its origins to 1792 and CG Life to 1865. CIGNA Corporation was incorporated in the State of Delaware in 1981.

        CIGNA's revenues are derived principally from premiums and fees and investment income. CIGNA conducts its business through the following operating divisions, the financial results of which are reported in the following segments:

Employee Life and Health Benefits Segment

     CIGNA HealthCare

     CIGNA Group Insurance:  Life, Accident, Disability

Employee Retirement and Savings Benefits Segment

     CIGNA Retirement & Investment Services

Individual Financial Services Segment

     CIGNA Reinsurance

Property and Casualty Segment

     CIGNA Property & Casualty

     CIGNA International

        Investment results produced by CIGNA Investment Management on behalf of CIGNA's insurance operations are reported in each segment's results or in Other Operations.

        Principally through an indemnity reinsurance transaction, CIGNA sold the individual life insurance and annuity business of its Individual Financial Services Segment to Lincoln National Corporation effective January 1, 1998. As of March 31, 1998, the Individual Financial Services Segment includes the results of CIGNA's corporate-owned life insurance, and life, accident and health reinsurance businesses as well as the recognition of the deferred gain from the sale of the individual life insurance and annuity business.

                            SELECTED FINANCIAL DATA

  The following table sets forth certain selected historical financial information of the Company for, and as of the end of, each of the periods presented. The selected historical financial information should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. The selected historical financial information provided below is not necessarily indicative of future results of operations or financial performance for the Company. All share and per share amounts have been adjusted for the Company's three-for-one stock split effective May 4, 1998.


                                                 Three Months Ended
                                                      March 31,                                Year  Ended December 31,
                                             -------------------------    --------------------------------------------------------
                                                 1998          1997           1997        1996       1995      1994         1993
                                             ----------     ----------    ----------  ----------  ---------  ---------   ---------
(Dollars in millions, except per share               (unaudited)
amounts)

INCOME STATEMENT DATA
---------------------
REVENUES
Premiums and fees                            $  3,901       $  3,388      $ 14,935    $ 13,916    $ 13,914   $ 13,912    $ 13,712
Net investment income and other revenues        1,451          1,213         4,936       4,943       4,808      4,438       4,408
Realized investment gains                          59             44           167          91         233         42         282
-----------------------------------------    ----------     ----------    ----------  ----------  ---------  ---------   ---------
    Total                                    $  5,411       $  4,645      $ 20,038    $ 18,950    $ 18,955   $ 18,392    $ 18,402
=========================================    ==========     ==========    ==========  ==========  =========  =========   =========

NET INCOME (LOSS)
Employee Life and Health Benefits            $    149       $    121      $    441    $    500    $    597   $    548    $    589
Employee Retirement and Savings Benefits           59             62           233         222         194        190         159
Individual Financial Services                     248             55           208         168         151        136         110
Property and Casualty                              62             65           275         240        (673)      (235)       (530)
Other Operations                                  (23)           (15)          (71)        (74)        (58)       (85)        (94)
-----------------------------------------    ----------     ----------    ----------  ----------  ---------  ---------   ---------
    Total                                    $    495       $    288      $  1,086    $  1,056    $    211   $    554    $    234
=========================================    ==========     ==========    ==========  ==========  =========  =========   =========

    Net income per share - basic             $   2.30       $   1.31      $   4.93    $   4.68    $   0.97   $   2.58    $   1.09
=========================================    ==========     ==========    ==========  ==========  =========  =========   =========

    Net income per share - diluted           $   2.27       $   1.30      $   4.88    $   4.64    $   0.96   $   2.50    $   1.09
=========================================    ==========     ==========    ==========  ==========  =========  =========   =========


BALANCE SHEET DATA
------------------

Total assets                                 $111,219       $ 98,752      $108,199    $ 98,932    $ 95,903   $ 86,102    $ 84,975
Long-term debt                               $  1,463       $    910      $  1,465    $  1,021    $  1,066   $  1,389    $  1,235
Shareholders' equity                         $  8,325       $  7,117      $  7,932    $  7,208    $  7,157   $  5,811    $  6,575
    Per share                                $  38.58       $  32.06      $  36.55    $  32.38    $  31.25   $  26.82    $  30.43
Common shares outstanding (thousands)         215,808        221,982       216,996     222,594     228,996    216,675     216,045
Common dividends declared per share          $   0.29       $   0.28      $   1.11    $   1.07    $   1.01   $   1.01    $   1.01

                                                                                                                                  17


                                 CAPITALIZATION

  The following table sets forth the consolidated capitalization of the Company as of March 31, 1998. This table should be read in conjunction with the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1998. Since March 31, 1998, there has been no material change in the consolidated capitalization of the Company as adjusted for the Company's three-for-one stock split effective May 4, 1998.

                                                           AS OF MARCH 31, 1998
                                                                (unaudited)
                                                               (in millions)


Short-term debt                                                         $   266
                                                                        =======
Long-term debt                                                          $ 1,463
                                                                        =======
Shareholders' equity:
        Common stock                                                    $    66
        Additional paid-in capital                                        2,695
        Net unrealized appreciation - fixed maturities        $   723
        Net unrealized appreciation - equity securities           214
        Net translation of foreign currencies                    (125)
                                                              -------
         Accumulated other comprehensive income                             812
        Retained earnings                                                 6,129
        Treasury stock, at cost                                          (1,377)
                                                                        -------
         Total shareholders' equity                                     $ 8,325
                                                                        =======
               Total short-term debt and capitalization                 $10,054
                                                                        =======

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

  The purpose of the Exchange Offer is to increase the Company's financial flexibility by adding the optional redemption provision into the New Notes and to take advantage of the current low interest rate environment by extending the maturity date of a portion of the Company's long-term debt. The New Notes will maintain the same interest rate as the Old Notes until, but not including, January 15, 2023, and, thereafter, will be at the Extension Coupon as calculated herein until maturity, while deferring any additional refinancing costs. The Company believes that the terms of the New Notes will be more beneficial to it over the long-term.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Offering Circular and the accompanying Letter of Transmittal, the Company is making the Exchange Offer, pursuant to which it is offering to exchange $1,000 principal amount of the Company's New Notes for each $1,000 principal amount of the Company's Old Notes.

  The New Notes will have the same 8.30% interest coupon as the Old Notes until, but not including, January 15, 2023, and thereafter, the interest coupon will be calculated as provided herein to January 15, 2033, the final maturity of the New Notes. For the Old Notes, a Reference Price of the Old Notes will be determined using a specified fixed spread pricing formula. Such Reference Price of the Old Notes will be based on a Reference Yield of the Old Notes to the maturity date of the Old Notes equal to (i) the Benchmark Treasury Yield plus (ii) the 2023 Fixed Spread. For the New Notes, an Extension Coupon will be determined for the period January 15, 2023 to the maturity date, January 15, 2033. The Extension Coupon (expressed as a percentage within two decimal places) will be the lesser of: (i) 8.30% per annum and (ii) a per annum interest rate at which the price of the New Notes will be equal to the Reference Price of the Old Notes per $1,000 principal amount of the Old Notes. The Extension Coupon of the New Notes will be determined by using the Reference Price of the New Notes (equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower) and the Reference Yield of the New Notes. For each $1,000 principal amount of Old Notes exchanged in the Exchange Offer, an exchanging Holder will receive $1,000 principal amount of New Notes. The Extension Coupon and Reference Prices will be determined based on the Benchmark Treasury Yield as of 2:00 p.m., New York City time, on the Extension Coupon Determination Date.

SUMMARY OF TERMS

 The following is a summary of certain defined terms used in describing the Exchange Offer.

 Benchmark Treasury Security: means the 6.125% U.S. Treasury Note due November 15, 2027.

  Benchmark Treasury Yield: means, on the Extension Coupon Determination Date, the yield on the Benchmark Treasury Security (expressed as a percentage with two decimal points).

  Exchange Date: means the date five business days following the Expiration Date on which New Notes will be delivered pursuant to the Exchange Offer, along with payment of the Participation Fee. The Exchange Date is Thursday, July 30, 1998, unless the Expiration Date is extended.

  Expiration Date: means 5:00 p.m. New York City time, on Thursday, July 23, 1998, unless the Exchange Offer is extended.

  Extension Coupon: means, for the New Notes, the per annum interest rate (expressed as a percentage with two decimal places) paid on such New Notes from and including, January 15, 2023, to the maturity date, January 15, 2033, as described in Schedule C. The Extension Coupon will be the lesser of: (i) 8.30%
             ----------
per annum and (ii) a per annum interest rate set such that for any Benchmark Treasury Yield, on the Extension Coupon Determination Date, the reference prices for the New Notes will equal the Reference Prices for the Old Notes per $1,000 principal amount of the Old Notes.

  Extension Coupon Determination Date: means 2:00 p.m., New York City time, on the second business day prior to the Expiration Date.

  Participation Fee: an amount equal to 1.50% of the principal amount exchanged payable upon acceptance of the Old Notes for exchange by the Company to a Holder that tenders and does not withdraw its Old Notes.

  Reference Price of the New Notes: means the applicable price per $1,000 principal amount of the New Notes (which will be equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower).

  Reference Price of the Old Notes: means the price per $1,000 principal amount of the Old Notes, determined in accordance with standard market practice as described in Schedule A. Such price will be based on the Reference Yield of the Old Notes to the maturity date of January 15, 2023.

  Reference Yield of the New Notes: means, at the Extension Coupon Determination Date, the sum of the Benchmark Treasury Yield and the 2033 Fixed Spread.

  Reference Yield of the Old Notes: means, on the Extension Coupon Determination Date, the sum of the Benchmark Treasury Yield and the 2023 Fixed Spread.

 2023 Fixed Spread:  means 1.30% (130 basis points).

 2033 Fixed Spread:  means 1.40% (140 basis points).

 Illustrative Example and Formulas. The following is a table that applies (i) the formulas to be used to determine the reference prices for the Old Notes and New Notes and (ii) the applicable fixed spread pursuant to which a reference price for the Old and New Notes will be determined for any given Benchmark Treasury Yield and Extension Coupon assuming an Exchange Date of July 30, 1998 (which will be the Exchange Date unless the Exchange Offer is extended). Set forth in Schedule A is the methodology used to determine the Reference Prices of
         ----------
the Old Notes in the following table.  Set forth in Schedule C is the
                                                    ----------
methodology used to determine the Extension Coupons in the following table.

Schedule B provides an illustrative example of the calculation of Reference
----------
Prices of the Old Notes.  Schedule D provides illustrative examples of the
                          ----------
calculation of the Extension Coupons.

  The following table sets forth the (i) Reference Yield of the Old Notes, (ii) Reference Price of the Old Notes, (iii) Reference Yield of the New Notes, (iv) Extension Coupon and (v) Reference Price of the New Notes, if the Benchmark Treasury Yield on the Extension Coupon Determination Date is between 5.40% and 5.93%.


   Benchmark                 Reference Yield   Reference Price    Reference Yield                      Reference Price
Treasury Yield              of the Old Notes   Of the Old Notes  of the New Notes   Extension Coupon   of the New Notes
--------------              -----------------  ----------------  -----------------  -----------------  ----------------
     5.40%                       6.70%            $1,191.11            6.80%              7.77%           $1,191.11
     5.41%                       6.71%            $1,189.74            6.81%              7.78%           $1,189.74
     5.42%                       6.72%            $1,188.38            6.82%              7.79%           $1,188.38
     5.43%                       6.73%            $1,187.02            6.83%              7.80%           $1,187.02
     5.44%                       6.74%            $1,185.66            6.84%              7.81%           $1,185.66
     5.45%                       6.75%            $1,184.30            6.85%              7.83%           $1,184.30
     5.46%                       6.76%            $1,182.95            6.86%              7.84%           $1,182.95
     5.47%                       6.77%            $1,181.60            6.87%              7.85%           $1,181.60
     5.48%                       6.78%            $1,180.25            6.88%              7.86%           $1,180.25
     5.49%                       6.79%            $1,178.90            6.89%              7.87%           $1,178.90
     5.50%                       6.80%            $1,177.55            6.90%              7.88%           $1,177.55
     5.51%                       6.81%            $1,176.21            6.91%              7.89%           $1,176.21
     5.52%                       6.82%            $1,174.87            6.92%              7.90%           $1,174.87
     5.53%                       6.83%            $1,173.53            6.93%              7.91%           $1,173.53
     5.54%                       6.84%            $1,172.20            6.94%              7.93%           $1,172.20
     5.55%                       6.85%            $1,170.86            6.95%              7.94%           $1,170.86
     5.56%                       6.86%            $1,169.53            6.96%              7.95%           $1,169.53
     5.57%                       6.87%            $1,168.21            6.97%              7.96%           $1,168.21
     5.58%                       6.88%            $1,166.88            6.98%              7.97%           $1,166.88
     5.59%                       6.89%            $1,165.56            6.99%              7.98%           $1,165.56
     5.60%                       6.90%            $1,164.23            7.00%              7.99%           $1,164.23
     5.61%                       6.91%            $1,162.91            7.01%              8.00%           $1,162.91
     5.62%                       6.92%            $1,161.60            7.02%              8.01%           $1,161.60
     5.63%                       6.93%            $1,160.28            7.03%              8.02%           $1,160.28
     5.64%                       6.94%            $1,158.97            7.04%              8.04%           $1,158.97
     5.65%                       6.95%            $1,157.66            7.05%              8.05%           $1,157.66
     5.66%                       6.96%            $1,156.35            7.06%              8.06%           $1,156.35
     5.67%                       6.97%            $1,155.05            7.07%              8.07%           $1,155.05
     5.68%                       6.98%            $1,153.74            7.08%              8.08%           $1,153.74
     5.69%                       6.99%            $1,152.44            7.09%              8.09%           $1,152.44
     5.70%                       7.00%            $1,151.14            7.10%              8.10%           $1,151.14
     5.71%                       7.01%            $1,149.85            7.11%              8.11%           $1,149.85
     5.72%                       7.02%            $1,148.55            7.12%              8.12%           $1,148.55
     5.73%                       7.03%            $1,147.26            7.13%              8.14%           $1,147.26
     5.74%                       7.04%            $1,145.97            7.14%              8.15%           $1,145.97
     5.75%                       7.05%            $1,144.68            7.15%              8.16%           $1,144.68
     5.76%                       7.06%            $1,143.40            7.16%              8.17%           $1,143.40
     5.77%                       7.07%            $1,142.12            7.17%              8.18%           $1,142.12
     5.78%                       7.08%            $1,140.84            7.18%              8.19%           $1,140.84
     5.79%                       7.09%            $1,139.56            7.19%              8.20%           $1,139.56
     5.80%                       7.10%            $1,138.28            7.20%              8.21%           $1,138.28
     5.81%                       7.11%            $1,137.01            7.21%              8.22%           $1,137.01
     5.82%                       7.12%            $1,135.73            7.22%              8.24%           $1,135.73
     5.83%                       7.13%            $1,134.46            7.23%              8.25%           $1,134.46
     5.84%                       7.14%            $1,133.20            7.24%              8.26%           $1,133.20
     5.85%                       7.15%            $1,131.93            7.25%              8.27%           $1,131.93
     5.86%                       7.16%            $1,130.67            7.26%              8.28%           $1,130.67
     5.87%                       7.17%            $1,129.41            7.27%              8.29%           $1,129.41
     5.88%                       7.18%            $1,128.15            7.28%              8.30%           $1,128.15
     5.89%                       N/A                   N/A             N/A                8.30%              N/A
     5.90%                       N/A                   N/A             N/A                8.30%              N/A
     5.91%                       N/A                   N/A             N/A                8.30%              N/A
     5.92%                       N/A                   N/A             N/A                8.30%              N/A
     5.93%                       N/A                   N/A             N/A                8.30%              N/A

CALCULATIONS; INFORMATION

The Reference Price of the Old Notes will be determined in the manner described in Schedule A by calculating, per $1,000 principal amount of such Old Notes, the
   ----------
present value, using the Reference Yield of the Old Notes, of (i) the principal amount payable on the maturity date of the Old Notes plus (ii) all remaining payments of interest up to and including the maturity date of the Old Notes.
The Reference Price of the Old Notes will be rounded to the nearest cent per $1,000 principal amount of the Old Notes. The methodology to be used in calculating the Reference Price of the Old Notes is set forth in Schedule A
                                                                 ----------
hereto. An example of the application of such methodology is provided for the Old Notes in Schedule B hereto. The Reference Yield of the Old Notes will be
             ----------
determined by calculating the sum of (a) the Benchmark Treasury Yield and (b) the 2023 Fixed Spread. The reference price calculation will be made using the Benchmark Treasury Yield as of the Extension Coupon Determination Date.

For the New Notes, a per annum interest rate, i.e., the Extension Coupon, will be determined for the period from January 15, 2023 to the maturity date of the New Notes, January 15, 2033. The Extension Coupon, expressed as a percentage with two decimal places, will be the lesser of: (i) 8.30% per annum and (ii) a per annum interest rate at which the Reference Price of the New Notes will be equal to the Reference Price of the Old Notes per $1,000 principal amount of the Old Notes. The Extension Coupon of the New Notes will be determined in the manner described in Schedule C hereto by using the Reference Price of the New
                    ----------
Notes (equal to the Reference Price of the Old Notes if the Benchmark Treasury Yield is 5.88% or lower) and the Reference Yield of the New Notes. The methodology to be used in calculating the Extension Coupon of the New Notes is set forth in Schedule C hereto. An example of the application of such
             ----------
methodology is provided for the New Notes in Schedule D hereto.  The Reference
                                             ----------
Yield of the New Notes will be determined by calculating the sum of the Benchmark Treasury Yield and the 2033 Fixed Spread. The reference price calculation will be made using the Benchmark Treasury Yield as of the Extension Coupon Determination Date.

  The Benchmark Treasury Yield will be calculated by the Financial Advisor in accordance with standard market practice based on the bid side price for such Benchmark Treasury Security as of the Extension Coupon Determination Date, as such bid side price is displayed on the Cantor Fitzgerald Quotation Service for U.S. Government Securities (the "Cantor Fitzgerald Quotation Service") on Telerate page 500. If any relevant price is not available on a timely basis on the Cantor Fitzgerald Quotation Service or is manifestly erroneous, the relevant price information may be obtained from such other quotation service as the Company and the Financial Advisor shall select in their reasonable discretion, the identity of which shall be disclosed by the Company and the Financial Advisor to exchanging Holders. Although the Benchmark Treasury Yield will be determined based solely on the sources described above, information regarding the price of the Benchmark Treasury Security also may be found in The Wall Street Journal.

After the Extension Coupon Determination Date, the Extension Coupon that will be received by a holder pursuant to the Exchange Offer will be known and holders will be able to ascertain the Reference Price of the Old Notes and the Reference Price of the New Notes in the manner described above, unless the Exchange Offer is extended for a period longer than three business days. In the event the Exchange Offer is extended for a period longer than three business days from the previously scheduled Expiration Date, then a new Extension Coupon Determination Date, which would be two business days prior to the new Expiration Date, may be established. If the extension is for three business days or less, no new Extension Coupon Determination Date may be established and the Extension Coupon will remain as determined on the Extension Coupon Determination Date prior to the extension of the Exchange Offer.

   As soon as practicable after the Extension Coupon Determination Date, but in any event before 9:00 a.m., New York City time, on the following business day, the Company will publicly announce by press release to the Dow Jones News
Service: the Benchmark Treasury Yield, the Reference Yield of the Old Notes, the Reference Price of the Old Notes, the Reference Yield of the New Notes, the Extension Coupon and the Reference Price of the New Notes.

   During the term of the Exchange Offer, Holders of the Old Notes can obtain current information regarding the Benchmark Treasury Yield, reference yields, reference prices and other information regarding the terms of the Exchange Offer from the Financial Advisor at (800) 334-1604 (toll free) or (212) 892-3351 (call collect), attention Paul S. Galant. In addition, the Company intends to publish information about the Exchange Offer, including the information described in the preceding paragraph when available, on the MCM "CorporateWatch" Service on Telerate page 64150.

   In the event any dispute arises with respect to any Benchmark Treasury Yield, reference yields, reference prices, the Extension Coupon or any quotation or calculation with respect to the Exchange Offer, the Company's determination shall be conclusive and binding absent manifest error.

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

  The Exchange Offer will expire at 5:00 p.m., New York City time, on the Expiration Date, unless extended by the Company as provided herein. In the event that the Exchange Offer is extended, the term "Expiration Date" with respect to such extended Exchange Offer shall mean the time and date on which the Exchange Offer, as so extended, shall expire.

  The Company expressly reserves the right, in its sole discretion, subject to applicable law, to (i) extend or terminate the Exchange Offer and not accept for exchange any tendered Old Notes if any of the conditions specified in "-- Conditions to the Exchange Offer" are not satisfied or waived, (ii) waive any condition to the Exchange Offer and accept all Old Notes tendered pursuant to the Exchange Offer, (iii) extend the Exchange Offer and retain all the Old Notes tendered pursuant to the Exchange Offer until the expiration of the Exchange Offer, subject, however, to the withdrawal rights of Holders as provided in, "-- Withdrawal Rights", (iv) amend the terms of the Exchange Offer and (v) modify the form of the consideration to be paid pursuant to the Exchange Offer.

  Any extension, termination or amendment will be followed as promptly as practicable by a public announcement and notification to the Exchange Agent. In the case of any extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date of the Exchange Offer. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by release to the Dow Jones News Service or otherwise as required by law. In the event of any extension of the Exchange Offer, all Old Notes tendered pursuant to the Exchange Offer and not subsequently withdrawn, will remain subject to, and Holders will continue to have withdrawal rights until the expiration of, the Exchange Offer.

EFFECT OF TENDER

  A tendering Holder of Old Notes that are exchanged in the Exchange Offer will not be obligated to pay transfer taxes or any fees or commissions with respect to the acquisition of their Old Notes by the Company pursuant to the Exchange Offer. See "--Transfer Taxes". However, if the beneficial owner tenders through a Custodian, such beneficial owner may be required to pay fees or commissions to such institution.

ABSENCE OF DISSENTERS' RIGHTS

  Holders of Old Notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law or the Old Indenture, in connection with the Exchange Offer.

ACCEPTANCE OF OLD NOTES TENDERED FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon the terms and subject to the conditions of the Exchange Offer, the Company will exchange Old Notes by accepting such Old Notes for exchange and in consideration will issue a like principal amount of New Notes. New Notes will be delivered on the Exchange Date. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Old Notes and delivering New Notes to such Holders. In all cases, Old Notes will be accepted for exchange pursuant to the Exchange Offer only after timely receipt by the Exchange Agent of certificates representing Old Notes (or confirmation of a book-entry transfer), a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof or satisfaction of DTC's ATOP procedures) and any other documents required thereby.

  New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the tendering Holder or the tendering Holder's Custodian. Accordingly, a Holder who tenders Old Notes must specify on the Letter of Transmittal the DTC participant to which New Notes should be delivered and all necessary account information to effect such delivery. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender. The Company and the Exchange Agent shall not incur any liability for delivering New Notes in accordance with any instructions provided by a tendering Holder.

  The Company will be deemed to have accepted for exchange tendered Old Notes as, if and when the Company gives oral or written notice to the Exchange Agent of the Company's acceptance of such Old Notes for exchange. Old Notes accepted for exchange by the Company will be canceled. Upon acceptance of Old Notes for exchange, the Company will pay a Participation Fee to tendering Holders of 1.50% of the principal amount tendered. The Company will not pay any Participation Fee to Holders for any Old Notes not tendered in the Offer.

  If Old Notes in a principal amount in excess of the principal amount indicated as being tendered on the Letter of Transmittal are submitted, an Old Note in a principal amount equal to the excess principal amount over the amount indicated as tendered in the Letter of Transmittal will be issued to the tendering Holder or the tendering Holder's Custodian, at the Company's expense, in the same form in which such security was tendered, as promptly as practicable following the expiration or termination of the Exchange Offer. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, such Old Notes will be returned, at the Company's expense, to the tendering holder thereof, as promptly as practicable following the expiration or termination of the Exchange Offer.

PROCEDURES FOR TENDERING OLD NOTES

  Minimum Denominations. A Holder may tender less than all Old Notes held by such Holder. However, Old Notes may be tendered only in denominations of $1,000 or an integral multiple thereof.

  Tender of Old Notes Held in Physical Form. To tender Old Notes held in physical form, a Holder must (i) complete (including the required information regarding delivery of New Notes through DTC) and sign the Letter of Transmittal in accordance with the instructions set forth therein and (ii) deliver the properly completed and executed Letter of Transmittal, together with any other documents required by the Letter of Transmittal, and the Old Notes in physical form to the Exchange Agent at the address set forth on page 5 hereof prior to the Expiration Date.

  Tender of Old Notes Held Through a Custodian. To tender Old Notes held by a Custodian, the beneficial owner of the Old Notes must contact the Custodian and direct the Custodian to tender such Old Notes in accordance with the procedures set forth herein and in the Letter of Transmittal.

  The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for such a transfer. DTC will then send an Agent's Message to the Exchange Agent.

  The term "Agent's Message" means a message transmitted by DTC, received by the Exchange Agent and forming part of a Book-Entry Confirmation (as defined herein), which states that DTC has received an express acknowledgment from the DTC participant tendering Old Notes which are the subject of such Book-Entry Confirmation, that such DTC participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such DTC participant. In the case of an Agent's Message relating to a guaranteed delivery, the term means a message transmitted by DTC and received by the Exchange Agent, which states that DTC has received an express acknowledgment from the DTC participant tendering Old Notes that such DTC participant has received and agrees to be bound by the Notice of Guaranteed Delivery (as described below). Holders desiring to tender Old Notes on the Expiration Date should note that such Holders must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC on that date.

  If the Custodian holds such Old Notes in physical form, the Custodian must follow the procedure set forth above under "Procedures for Tendering Old Notes - Tender of Old Notes Held In Physical Form".

  If the Custodian holds such Old Notes in book-entry form through DTC (the "Book-Entry Transfer Facility"), to tender such Old Notes the Custodian must effect a book-entry transfer (a "Book-Entry Confirmation") of all Old Notes to be tendered to the Exchange Agent's account at such Book-Entry Transfer Facility prior to the Expiration Date.

BOOK-ENTRY DELIVERY PROCEDURES

  The Exchange Agent will establish promptly an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility may make a book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer Old Notes to the Exchange Agent's account. Delivery of a Letter of Transmittal to a Book-Entry Transfer Facility will not constitute valid delivery to the Exchange Agent.

  LETTERS OF TRANSMITTAL AND OLD NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR OLD NOTES TO THE COMPANY, THE TRUSTEE, THE INFORMATION AGENT OR THE FINANCIAL ADVISOR.

  Any Holder whose Old Notes have been mutilated, lost, stolen or destroyed will be responsible for obtaining replacement securities or for arranging for indemnification with Bankers Trust Company, as trustee for the Old Notes. Holders may contact the Information Agent for assistance with such matters.

  In order for a tendering Holder to be assured of participating in an Exchange Offer, such Holder must tender Old Notes in accordance with the procedures set forth herein and in the Letter of Transmittal prior to the

Expiration Date. The method of delivery of Old Notes and all other required documents is at the option and risk of the Holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended and enough time should be allowed to ensure timely delivery.

GUARANTEED DELIVERY PROCEDURES

  If a Holder of Old Notes wishes to tender such Old Notes and time will not permit such Holders of the Old Notes or other required documents to reach the Exchange Agent prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution (as such term is defined in the Letter of Transmittal), (ii) on or prior to 5:00 p.m., New York City time, on the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent, and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, and any other documents required by the Letter of Transmittal are deposited by the Eligible Institution within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

PROPER EXECUTION AND DELIVERY OF LETTER OF TRANSMITTAL

  In general, all signatures on a Letter of Transmittal or a notice of withdrawal must be guaranteed by an Eligible Institution; however, such signatures need not be guaranteed if (a) the Letter of Transmittal is signed by the Holder of the Old Notes tendered thereby or by a participant in a Book-Entry Transfer Facility whose name appears on a security position listing as the Holder of the Old Notes tendered thereby and such Holder has not completed the portion entitled "Special Delivery Instructions" on the Letter of Transmittal, or (b) such Old Notes tendered are for the account of an Eligible Institution.

  If the Letter of Transmittal is signed by the Holder of the Old Notes tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Notes tendered thereby, the signature must correspond with the name as written on the face of the Old Notes or on the security position listing, respectively, without any change whatsoever. If any of the Old Notes tendered thereby are held by two or more holders, all such Holders must sign the Letter of Transmittal. If any of the Old Notes tendered thereby are registered in different names on different Old Notes, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

  If the Letter of Transmittal is signed by a person other than the Holder of the Old Notes tendered thereby or a participant in a Book-Entry Transfer Facility whose name appears on a security position listing with respect to the Old Notes tendered thereby, the Old Notes must be endorsed or accompanied by appropriate instruments of transfer, in either case, signed exactly as the name of the Holder appears on the face of the Old Notes or on the security position listing with respect thereto. If the Letter of Transmittal or any Old Notes proxy or instrument of transfer is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Exchange Agent of the authority of such person so to act must be submitted.

  New Notes will be delivered only in book-entry form through DTC and only to the DTC account of the Holder or the Holder's Custodian. If Old Notes not tendered or not exchanged are to be delivered to a person other than the Holder of the Old Notes tendered, or to an address other than that of the Holder of the Old Notes tendered, such Holder should indicate in the portion of the Letter of Transmittal entitled "Special Delivery Instructions" the person and/or address to which such Old Notes are to be delivered. If Old Notes not tendered or not exchanged are to be issued to a person other than the Holder of the Old Notes tendered, the employer identification or social security number of the person to whom issuance is to be made must be indicated on the Letter of Transmittal. If Old Notes not tendered or not exchanged are to be issued to a person other than the Holder of the Old Notes tendered, the Old Notes must be endorsed or accompanied by appropriate instruments of transfer signed exactly as the name of the Holder appears on the face of the Old Notes or the security position listing with respect thereto, with the signature on the certificates or instruments of transfer guaranteed by an Eligible Institution. If no such instructions are given, any Old Notes not tendered or exchanged will be delivered to the Holder of the Old Notes tendered.

  Because New Notes will be delivered only in book-entry form through DTC, a Holder who tenders Old Notes must specify on the Letter of Transmittal the DTC participant to which New Notes should be delivered and all necessary account information to effect such delivery. Such DTC participant must be either the Holder or a Custodian for the Holder. Failure to provide such information will render such Holder's tender defective and the Company will have the right, which it may waive, to reject such tender. Holders who anticipate tendering other than through DTC are urged to contact promptly a Custodian (that has the capability to hold securities through DTC) to arrange for receipt of any New Notes to be delivered pursuant to the Exchange Offer and to obtain the information necessary to complete the account information table in the Letter of Transmittal.

  No alternative, conditional, irregular or contingent tenders will be accepted. By executing the Letter of Transmittal, the Holder of Old Notes waives any right to receive any notice of the acceptance for exchange of such Holder's Old Notes, except as otherwise provided herein.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes will be determined by the Company, whose determination shall be conclusive and binding. The Company reserves the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may be, in the opinion of counsel for the Company, unlawful. The Company also reserves the absolute right to waive any condition of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" and any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letters of Transmittal) shall be conclusive and binding.

  Unless waived, any irregularities in connection with tenders must be cured within such time as the Company may determine. The Company, the Exchange Agent and the Information Agent shall not be under any duty to give notification of defects in such tenders and shall not incur liability for any failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the Holder, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer or any extension of the Exchange Offer, the Company will not be required to issue New Notes and may terminate the Exchange Offer by oral or written notice to the Exchange Agent, or, at its option, modify or otherwise amend the Exchange Offer with respect to such Old Notes, if any of the following conditions has not been satisfied, on or prior to the Expiration Date:

(a) there shall not have been any action taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction promulgated, enacted, entered, enforced or deemed applicable to the Exchange Offer or the exchange of Old Notes pursuant to the Exchange Offer (the "Exchange"), by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Exchange Offer or the Exchange, or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange, or might otherwise adversely affect in any material manner the Exchange Offer or the Exchange or (ii) in the sole judgment of the Company, could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Exchange Offer or the Exchange to the Company or might be material to Holders of Old Notes in deciding whether to accept such Exchange Offer;

(b) there shall not have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the sole judgment of the Company, would or might prohibit, prevent, restrict or delay consummation of the Exchange Offer or the Exchange or that will, or is reasonably likely to, materially impair the contemplated benefits of the Exchange Offer or the Exchange to the Company or might be material to Holders of Old Notes in deciding whether to accept such Exchange Offer;

(c) there shall not have occurred (i) any material adverse change in the market price of the Old Notes or the Reference Price of the Old Notes, (ii) a material impairment in the general trading market for debt securities,
       (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (iv) a commencement or escalation of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (v) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (vi) any material adverse change in United States securities or financial markets generally, or in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof or (vii) any general suspension of or limitation on trading in securities on the NYSE or on the over-the-counter market (whether or not mandatory); and

(d) the Old Trustee or the New Trustee shall not have objected in any respect to, or taken any action that could in the sole judgment of the Company adversely affect the consummation of, the Exchange Offer or the Exchange nor shall the Old Trustee or the New Trustee have taken any action that challenges the validity or effectiveness of the procedures used by the Company or in making the Exchange Offer or the Exchange.

  If any of the foregoing conditions are not satisfied, the Company may (i) terminate the Exchange Offer and return such Old Notes to the Holders who tendered them, (ii) extend the Exchange Offer and retain all tendered Old Notes until the expiration of the Exchange Offer, as extended, subject, however, to the withdrawal rights of Holders, see "--Withdrawal Rights" and "--Expiration Date; Extensions; Termination; Amendment"; or (iii) waive any of the conditions with respect to such Exchange Offer and accept all Old Notes tendered therein.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion. Any determination made by the Company concerning an event, development or circumstance described or referred to above shall be conclusive and binding.

WITHDRAWAL RIGHTS

  Tendered Old Notes may be withdrawn by the Holder prior to the Expiration
Date.

  A Holder of Old Notes who tendered Old Notes in physical form may withdraw the Old Notes tendered by providing a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on page 5 hereof, prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old Notes; (ii) a description of the Old Notes to be withdrawn;
(iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old Notes; (iv) the aggregate principal amount represented by such Old Notes; (v) the signature of the Holder of such Old Notes executed in the same manner as the original signature on the Letter of Transmittal (including a signature guarantee, if such original signature was guaranteed); and (vi) if such Old Notes are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes.

  If a beneficial owner of Old Notes tendered through a Custodian wishes to withdraw the Old Notes tendered, such beneficial owner must contact the Custodian and direct the Custodian to withdraw such Old Notes in accordance with the following procedures. In order to withdraw such Old Notes, the Custodian must provide a written notice of withdrawal (or facsimile thereof) to the Exchange Agent, at its address set forth on page 5, prior to the Expiration Date, which notice must contain: (i) the name of the person who tendered the Old Notes; (ii) a description of the Old Notes to be withdrawn; (iii) the certificate number or numbers shown on the particular certificate or certificates evidencing such Old Notes (if Old Notes were tendered in physical form); (iv) the aggregate principal amount represented by such Old Notes; and
(v) if such Old Notes are owned by a new beneficial owner, evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes. If the Old Notes were tendered by book entry transfer, the Custodian also must debit the Exchange Agent's account at the Book-Entry Transfer Facility through which the tender was made of all Old Notes to be withdrawn.

  A purported notice of withdrawal which lacks any of the required information will not be an effective withdrawal of a tender previously made. Tenders may not be withdrawn after the Expiration Date.

  Holders who have tendered in the Exchange Offer will continue to have withdrawal rights following any extension of the Expiration Date. Any permitted withdrawals of tenders of Old Notes may not be rescinded, and any Old Notes so withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offer and the Holder thereof will be deemed to have rejected the Exchange Offer. However, withdrawn Old Notes may be re-tendered prior to the Expiration Date by following the procedures for tendering described above.

  All questions as to the validity (including time of receipt) of notices of withdrawal will be determined by the Company, whose determination will be conclusive and binding. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.

FUTURE OFFERS

  The Company reserves the right, in its sole discretion, to purchase or make offers for any Old Notes that remain outstanding subsequent to the completion of the Exchange Offer. The terms of any such purchase or offer could differ from the terms of the Exchange Offer.

TRANSFER TAXES

  The Company will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes pursuant to the Exchange Offer. If, however, substitute Old Notes for amounts not tendered or not exchanged are to be delivered to, or are to be registered in the name of any person other than the Holder of Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer or sale of Old Notes to the Company pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the Holder or any other persons) shall be payable by the Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the appropriate Letter of Transmittal, the amount of such transfer taxes will be billed directly to such Holder and/or withheld from any payments due with respect to the Old Notes tendered by such Holder.

FINANCIAL ADVISOR

  The Company has engaged Donaldson, Lufkin & Jenrette Securities Corporation to act as Financial Advisor in connection with the Exchange Offer. Any Holder who has questions concerning the terms of the Exchange Offer or who would like current information regarding the Benchmark Treasury Yield, the reference yields, the reference prices or the Extension Coupon may contact the Financial Advisor at (800) 334-1604 (toll free) or (212) 892-3351 (call collect), or at the address set forth on page 5 of this Offering Circular, attention Paul S. Galant.

  The Company has agreed to pay the Financial Advisor a fee for its services and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses, including certain reasonable fees and expenses of legal counsel and the Company has agreed to indemnify the Financial Advisor against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Exchange Offer.

  Milbank, Tweed, Hadley & McCloy, special counsel to the Financial Advisor, is also acting as special tax counsel to the Company in connection with the Exchange Offer.

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed Exchange Agent for the Exchange Offer. The Company will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Letters of Transmittal and all correspondence in connection with the Exchange Offer must be sent or delivered to the Exchange Agent at the address set forth on page 5 of this Offering Circular.

INFORMATION AGENT

  MacKenzie Partners, Inc. has been appointed Information Agent for the Exchange Offer. The Company will pay the Information Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  Any questions concerning the tender procedures or requests for assistance or additional copies of this Offering Circular or the Letters of Transmittal may be directed to the Information Agent at the address and telephone number set forth on page 5 of this Offering Circular. Holders of Old Notes may also contact the Financial Advisor or their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

                            DESCRIPTION OF NEW NOTES

  The following summaries of certain provisions of the New Notes and the New Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all the provisions of the New Notes and the New Indenture, including the definitions therein of certain terms.

GENERAL

  The New Notes will be issued under the New Indenture. The New Notes are unsecured obligations of the Company and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company. The New Notes will be issued as a single series of Securities under the New Indenture and will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. The New Notes will not be entitled to any sinking fund.

  The New Notes will be subject to defeasance and discharge and defeasance of certain obligations and certain covenants. The New Notes mature on January 15, 2033 and will bear interest at the rates described herein. Interest on the New Notes will be payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999, to the Persons in whose names such New Notes are registered at the close of business on the January 1 or the July 1 immediately preceding such interest payment date. The January 15, 1999 interest payment will include interest accruing on the New Notes from July 15, 1998 until, but not including, January 15, 1999. Holders of record of the Old Notes as of July 1, 1998 will be entitled to interest on the Old Notes until, but not including, July 15, 1998. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  In any case where the date on which the principal of and premium, if any, and interest, if any, on the New Notes is payable is not a Business Day at any Place of Payment for the New Notes, then (notwithstanding any other provision of the New Indenture or of the New Notes) payment of such principal, premium or interest need not be made at such Place of Payment, but may be made on the next succeeding Business Day at such Place of Payment, provided that no interest shall accrue for the period from and after the date on which such principal, premium or interest is payable.

OPTIONAL REDEMPTION

  The New Notes will be subject to redemption (the "Make-Whole Redemption") at the option of the Company at any time, in whole or from time to time in part, until maturity, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the New Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date, and (ii) the Make-Whole Amount (as defined below), if any, with respect to such New Notes.

  "Make-Whole Amount" means, in connection with any Make-Whole Redemption of any New Notes, the excess, if any, of (i) the sum, as determined by a Quotation Agent (as defined herein) of the present values of the principal amount of such New Notes, together with scheduled payments of interest from the Redemption Date to the Stated Maturity of the New Notes, in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein) over
(ii) 100% of the principal amount of the New Notes to be redeemed.

  "Adjusted Treasury Rate" means, with respect to any Redemption Date for a Make-Whole Redemption, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date, calculated on the third Business Day preceding the Redemption Date, plus in each case 0.20% (20 basis points).

  "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the Redemption Date to the Stated Maturity of the New Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the New Notes.

  "Quotation Agent" means the Reference Treasury Dealer selected by the New Trustee after consultation with the Company. "Reference Treasury Dealer" means a primary U.S. Government securities dealer.

  "Comparable Treasury Price" means, with respect to any Redemption Date for a Make-Whole Redemption, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Redemption Date, as set forth in the daily statistical release designated "H.15" (or any successor release) published by the Board of Governors of the Federal Reserve System or
(ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date for a Make-Whole Redemption, the average, as determined by the New Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the New Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        Notice of any redemption by the Company will be mailed at least 30 days but not more than 60 days before any Redemption Date to each holder of New Notes to be redeemed. If less than all the New Notes are to be redeemed at the option of the Company, the New Trustee shall select, in such manner as it shall deem fair and appropriate, the New Notes of such series to be redeemed in whole or in part.

        Unless the Company defaults in payment of the Redemption Price, on and after any Redemption Date, interest will cease to accrue on the New Notes or portions thereof called for redemption.

BOOK-ENTRY PROCEDURES

  Upon issuance, all New Notes will be represented by one or more fully registered global securities (each a "Global Security"). Each such Global Security will be deposited with, or on behalf of, The Depository Trust Company, as Depository, registered in the name of the Depository or a nominee thereof. Unless and until it is exchanged in whole or in part for New Notes in definitive form, no Global Security may be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository.

  The Depository has advised the Company as follows: The Depository is a limited-purpose trust company organized under the Banking Law of the state of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository was created to hold securities of its participants (defined below) and to facilitate the clearance and settlement transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depository's participants include securities brokers and dealers (including the Underwriters), banks, trust companies, clearing corporations, and certain other organizations, some of whom (and/or their representatives) own the Depository. Access to the Depository's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

  Ownership of beneficial interests in the New Notes will be limited to Persons that have accounts with the Depository ("participants") or Persons that may hold interests through participants. The Depository has advised the Company that upon the issuance of the Global Securities representing the New Notes, the Depository will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the New Notes. Ownership of beneficial interests in such Global Securities will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of participants) and on the records of participants (with respect to interests of Persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Global Securities.

  So long as the Depository, or its nominee, is the registered owner of a Global Security, the Depository or its nominee, as the case may be, will be considered the sole owner or Holder of the New Notes represented by such Global Security for all purposes under the New Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have the New Notes represented by such Global Securities registered in their names, will not receive or be entitled to receive physical delivery of the New Notes in definitive form and will not be considered the owners or Holders thereof under the New Indenture. Accordingly, each Person owning a beneficial interest in a Global Security must rely on the procedures of the Depository and, if such Person is not a participant, on the procedures of the participant through which such Person owns its interest, to exercise any rights of a Holder under the New Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of Holders or that an owner of a beneficial interest in such a Global Security desires to give or take any action which a Holder is entitled to give or take under the New Indenture, the Depository would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payment of principal of, and interest on, New Notes registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the Holder of the Global Securities representing the New Notes. None of the Company, the New Trustee or any other agent of the Company or agent of the New Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests or for supervising or reviewing any records relating to such beneficial ownership interests. The Depository, upon receipt of any payment of principal or interest in respect of a Global Security, will credit the accounts of the participants with payment in amounts proportionate to their respective beneficial interests in such Global Security as shown on the records of the Depository. Payments by participants to owners of beneficial interests in a Global Security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If (x) the Depository is at any time unwilling or unable to continue as Depository or the Depository ceases to be a clearing agency registered under the 1934 Act, (y) the Company executes and delivers to the New Trustee a Company Order to the effect that the Global Securities shall be transferable and exchangeable or (z) an Event of Default has occurred and is continuing with respect to the New Notes, the Global Securities will be transferable or exchangeable for New Notes in definitive form of like tenor in an equal aggregate principal amount. Such definitive New Notes shall be registered in such name or names as the Depository shall instruct the New Trustee. It is expected that such instructions may be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in such Global Securities.

EVENTS OF DEFAULT

  The following are Events of Default with respect to the New Notes: (a) failure to pay any interest on any New Note when due, continued for 30 days; (b) failure to pay principal of or premium, if any, on any New Note when due; (c) failure to perform any other covenant of the Company in the New Indenture (other than a covenant included in the New Indenture solely for the benefit of series of Debt Securities other than the New Notes), continued for 90 days after written notice as provided in the New Indenture; (d) the acceleration, or failure to pay at maturity (including any applicable grace period), of any indebtedness for money borrowed by the Company exceeding $20,000,000 in principal amount, which acceleration or failure to pay is not rescinded or annulled or indebtedness paid within 15 days after the date on which written notice thereof shall have first been given to the Company as provided in the New Indenture; and (e) certain events in bankruptcy, insolvency or reorganization in respect of the Company.

  If an Event of Default with respect to the New Notes occurs and is continuing, either the New Trustee or the Holders of at least 25 percent in principal amount of the New Notes may declare the principal amount of all New Notes to be due and payable immediately. At any time after a declaration of acceleration with respect to the New Notes has been made, but before a judgment or decree based on acceleration has been obtained, the Holders of a majority in principal amount of the New Notes may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see "-Modification and Waiver."

  The New Trustee will not be under any obligation, subject to the duty of the New Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the New Indenture at the request or direction of any of the Holders of New Notes, unless such Holders shall have offered to such New Trustee reasonable security or indemnity. Subject to such provisions for indemnification of the New Trustee, the Holders of a majority in principal amount of the New Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to such New Trustee, or exercising any trust or power conferred on such New Trustee, with respect to the New Notes.

  The Company will furnish to the New Trustee annually a certificate as to compliance with all conditions and covenants under the New Indenture.

MODIFICATION AND WAIVER

  Modifications and amendments of the New Indenture may be made by the Company and the New Trustee with the consent of the Holders of not less than 66 2/3 percent in principal amount of the Outstanding Securities of each series issued under the New Indenture affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each New Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any New Note,
(b) reduce the principal amount of, or the premium, if any, or the rate of interest on, any New Note, (c) change the place or currency of payment of principal of, or premium, if any, or the rate of interest on, any New Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any

New Note, or (e) reduce the percentage in principal amount of the Outstanding New Notes or the percentage of Holders, the consent of which is required for modification or amendment of the New Indenture for the New Notes or for waiver of compliance with certain provisions of the New Indenture or for waiver of certain defaults.

  The New Indenture provides that the Holders of a majority in principal amount of the New Notes may, on behalf of the Holders of the New Notes, waive any past default under the New Indenture with respect to the New Notes, except a default in the payment of the principal of or premium, if any, or interest on any New Notes or in respect of a provision which under the New Indenture cannot be modified or amended without the consent of the Holder of each Outstanding New Note.

  The New Indenture provides that the Holders of not less than a majority in principal amount of the Outstanding New Notes may, on behalf of the Holders of all New Notes, waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the New Indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company may, without the consent of any Holders of Outstanding New Notes, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any Person, and any other Person may consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, the Company, provided that (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person, if other than a wholly-owned Subsidiary (except for directors' qualifying shares), which acquires or leases the assets of the Company substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the Company's obligations on the New Notes and under the New Indenture, (ii) after giving effect to the transaction, no Event of Default, and no event related to such transaction which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing and (iii) certain other conditions are met.

LIMITATION ON LIENS

  The New Indenture provides that the Company will not, and will not permit any Subsidiary, directly or indirectly, to create, issue, assume, incur or guarantee any indebtedness for money borrowed which is secured by a mortgage, pledge, lien, security interest or other encumbrance of any nature on any of the present or future common stock of a Designated Subsidiary (as defined below) (or any company, other than the Company, having direct or indirect control of any Designated Subsidiary) unless the Securities of all series under the New Indenture and, if the Company so elects, any other indebtedness of the Company ranking at least pari passu with the Securities, shall be secured equally and ratably with, or prior to, such other secured indebtedness for money borrowed so long as it is outstanding.

  The Company does not believe that the covenant described above will have a material effect on the Company's or any Subsidiary's ability to conduct its operations. A similar covenant has appeared in other indentures and agreements relating to outstanding long-term indebtedness of the Company and guarantees by the Company of long-term indebtedness of Subsidiaries, and such covenant has not had a material effect on the operations of the Company or any Subsidiary. This covenant does not restrict the ability of the Company or any Subsidiary to mortgage, pledge or grant liens, security interests or other encumbrances of any nature on any property or assets other than the common stock of a Designated Subsidiary. The Company believes that this covenant may provide some benefit to Holders of the New Notes in the event the Company or any Subsidiary finds it necessary to obtain financing secured by the common stock of a Designated Subsidiary.

  The term "Designated Subsidiary" means each of CIGNA Property and Casualty Insurance Company, Connecticut General Life Insurance Company and Insurance Company of North America, so long as such company remains a Subsidiary, or any Subsidiary which is a successor of such Designated Subsidiary.

DEFEASANCE

  Defeasance and Discharge. The New Indenture provides that the Company will be discharged from any and all obligations in respect of the New Notes (except for certain obligations to register the transfer or exchange of the New Notes, to replace stolen, lost or mutilated New Notes, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the New Trustee, or another qualified corporate trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect of such U.S. Government Obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the New Notes on the Stated Maturity of such payments and any mandatory sinking fund payments or analogous payments applicable to the New Notes on the day on which such payments are due and payable in accordance with the terms of the New Indenture and the New Notes. Such a trust may only be established if, among other things, (i) either (x) the Company has delivered to the New Trustee an Opinion of Counsel to the effect that since the date of the New Indenture there has been a change in the applicable federal income tax law, including a change in the official interpretation thereof, or (y) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, in either case to the effect that Holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and (ii) the Company has delivered to the New Trustee an Opinion of Counsel to the effect that the New Notes, if then listed on the New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.

  Defeasance of Certain Obligations and Certain Events of Default. The New Indenture provides that, if applicable, the Company may omit to comply with the restrictive covenants in Section 1005 ("Maintenance of Properties") or Section 1006 ("Limitation on Liens on Common Stock of Designated Subsidiaries"), and
Section 501(4) (described in clause (c) under "Events of Default") with respect to Sections 1005 and 1006 and Section 501(5) (described in clause (d) under "Events of Default") shall be deemed not to be an Event of Default under the New Indenture with respect to the New Notes, upon the deposit with the New Trustee, or another qualified corporate trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect of such U.S. Government Obligations in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and each installment of interest on the New Notes on the Stated Maturity of such payments and any mandatory sinking fund payments or analogous payments applicable to the New Notes on the day on which such payments are due and payable in accordance with the terms of the New Indenture and the New Notes.
The obligations of the Company under the New Indenture and the New Notes other than with respect to the covenants referred to above and the Events of Default other than the Events of Default referred to above shall remain in full force and effect. Such a trust may only be established if, among other things, the Company has delivered to the New Trustee an Opinion of Counsel to the effect that (i) the Holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and Events of Default and will be subject to federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred, and (ii) the New Notes, if then listed on the New York Stock Exchange, will not be delisted as a result of such deposit and defeasance.

  In the event the Company exercises its option to omit compliance with certain covenants of the New Indenture with respect to the New Notes as described above and the New Notes are declared due and payable because of the occurrence of any Event of Default other than an Event of Default described above in clause (c) or (d) under "Events of Default," the amount of money and U.S. Government Obligations on deposit with the New Trustee, or another qualified corporate trustee, will be sufficient to pay amounts due on the New Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the New Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments. If the Company fails to pay such amounts as and when required by the terms of the New Indenture, the New Trustee may institute and prosecute a judicial proceeding for the collection of such amounts and may enforce any judgment or final decree obtained in such proceeding.

CONCERNING THE NEW TRUSTEE

  The Company and certain of its subsidiaries in the ordinary course of business maintain general banking relations with Marine Midland Bank. Pursuant to the provisions of the Trust Indenture Act of 1939, upon a default under either the New Indenture or the Company's Convertible Subordinated Indenture, Marine Midland Bank may be deemed to have a conflicting interest by virtue of its acting as New Trustee under the New Indenture and Trustee under the Company's Subordinated Indenture requiring it to resign and be replaced by a successor trustee in one of such positions.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is a summary of certain federal income tax consequences of the Exchange Offer to Holders of Old Notes and of the ownership and disposition of New Notes acquired pursuant to the Exchange Offer. The statements of law and legal conclusions set forth in this summary are based on the opinion of Milbank, Tweed, Hadley & McCloy, special tax counsel to the Company for the Exchange Offer and counsel to the Financial Advisor. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"). Treasury Regulations, Internal Revenue Service ("IRS") rulings, official pronouncements and judicial decisions, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This summary is applicable only to persons who hold Old Notes as capital assets and who will hold New Notes as capital assets. This summary does not discuss all the federal income tax consequences that may be relevant to a Holder in light of the Holder's particular circumstances. In particular, this summary does not address any special rules that may be applicable to insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers in securities or currencies, pass-through entities, persons that hold Old Notes or New Notes as part of an integrated investment (including a "straddle") consisting of Old Notes or New Notes and one or more other positions, foreign corporations, persons who are not citizens or residents of the United States, or persons whose functional currency is other than the United States dollar. In addition, this summary does not address any state or local tax considerations that may be relevant to a Holder's decision to exchange Old Notes for New Notes pursuant to the Exchange Offer.

  THE FOLLOWING IS NOT TAX ADVICE TO ANY HOLDER OF OLD NOTES. ALL HOLDERS OF OLD NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE EXCHANGE OF OLD NOTES FOR NEW NOTES AND OF THE OWNERSHIP AND DISPOSITION OF NEW NOTES RECEIVED IN THE EXCHANGE OFFER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

EXCHANGE OF OLD NOTES FOR NEW NOTES

  The exchange of Old Notes for New Notes (the "Exchange") pursuant to the Exchange Offer will constitute a recapitalization within the meaning of section 368(a)(1)(E) of the Code. A Holder of Old Notes who exchanges Old Notes for New Notes will recognize no gain or loss on the Exchange, except that a cash-basis holder of Old Notes who exchanges Old Notes for New Notes may be required to recognize as interest income received on the Exchange Date an amount equal to the interest accrued on such Old Notes from July 15, 1998 through the Exchange Date. An exchanging Holder's tax basis in New Notes received in the Exchange will be the same as such Holder's tax basis in the Old Notes exchanged. An exchanging Holder's holding period for the New Notes received in the Exchange will include its holding period for the Old Notes exchanged.

  If a Holder's tax basis in Old Notes immediately after the acquisition of Old Notes exceeded the principal amount of such Old Notes, such excess constituted amortizable bond premium which the Holder may have elected to amortize under a constant yield method under section 171 of the Code. If such an electing Holder exchanges Old Notes for New Notes, the remaining bond premium on the New Notes would be amortizable over the extended term of the New Notes.

  Some Holders of Old Notes may have acquired them at a "market discount." For this purpose "market discount" is the excess (if any) of the principal amount over the Holder's acquisition price, subject to a statutory de minimis exception. While accrued market discount generally must be recognized to the extent of gain realized on the disposition of a market discount debt instrument, the Exchange will not cause any exchanging Holders of Old Notes who acquired them at a market discount to recognize any accrued market discount as income. Instead, any accrued market discount on Old Notes that are exchanged for New Notes will attach to the New Notes. In addition, unaccrued market discount on such Old Notes will accrue over the extended term of the New Notes.

NEW NOTES

  Stated Interest on New Notes. In general, payments of "qualified stated interest" on the New Notes will be ordinary income, taxable when accrued, in the case of a Holder utilizing the accrual method of accounting, or when received in the case of a holder utilizing the cash method of accounting. Qualified stated interest on the New Notes will equal interest payable at a rate equal to the lower of 8.30% or the Extension Coupon. Payments of interest in excess of qualified stated interest will be treated as payments of principal which will result in whole or in part in the recognition of additional income depending on the Holder's basis in the New Notes.

  No Original Issue Discount. The New Notes will not be treated as issued with original issue discount ("OID"), assuming, as is expected, the stated redemption price at maturity ("SRPM") of the New Notes will not exceed their issue price by more than a statutory de minimis amount. The SRPM of the New Notes will equal the sum of the principal amount plus the portion of interest in excess of the lower of 8.30% or the Extension Coupon. The issue price of the New Notes will be their fair market value on their date of issue if, as expected the New Notes are considered to be "traded on an established market." If the New Notes were not considered to be traded on an established market, their issue price would be the fair market value of the Old Notes, which are so traded. In either case, the issue price is expected to exceed the SRPM.

  Bond Premium. If a Holder's tax basis in the New Notes immediately after the Exchange exceeds the SRPM of such New Notes, such excess will constitute amortizable bond premium which the Holder may elect to amortize under a constant yield method under section 171 of the Code. A Holder that elects to amortize bond premium must reduce the tax basis in the New Notes by the amount so amortized. The amortizable bond premium will be treated as an offset to interest income rather than as a separate deduction item. An election to amortize bond premium under section 171 of the Code by a Holder will apply to all obligations owned or acquired by the Holder in the current and all subsequent taxable years and may not be revoked without the permission of the IRS. If an election to amortize bond premium is not made, a Holder must include the full amount of each interest payment in income in accordance with its regular method of accounting and will receive a tax benefit from the premium only in computing gain or loss upon the redemption, sale or other disposition of the New Notes.

  Market Discount. If a Holder's basis in the New Notes immediately after the Exchange is less than their SRPM by more than a statutory de minimis amount the Holder will have market discount with respect to the New Notes. If the New Notes have market discount any gain realized on sale or redemption of the New Notes or receipt of payments other than qualified stated interest would be treated as ordinary income to the extent of accrued market discount that has not previously been taken into income. In addition, a Holder may be required to defer deductions for interest on indebtedness incurred or continued to purchase or carry the New Notes to the extent of market discount that accrues but is not taken into account currently. For these purposes market discount is deemed to accrue on a straight-line basis unless the Holder has made an election to treat market discount as accruing on a constant yield basis. In addition, a Holder may elect to include market discount in income as it accrues on all market discount obligations acquired by the Holder in the year of election or thereafter. If that election is made, the deferral of interest deductions described above will not be required.

  Redemption or Sale of the New Notes. In general, upon a redemption, sale or other disposition of the New Notes, a Holder will recognize gain or loss equal to the difference between (i) the amount realized on the disposition (other than amounts attributable to accrued interest) and (ii) the Holder's tax basis in the New Notes. Subject to the application of the market discount rules, such gain or loss will be capital gain or loss.

CASH PAYMENTS

  Cash payments will be treated as fees for participating in the Offer and will constitute ordinary income to recipient United States Holders.

BACKUP WITHHOLDING

  A Holder of New Notes may be subject to backup withholding at a rate of 31 percent with respect to interest paid or the proceeds of a redemption, sale or other disposition of New Notes, unless the Holder provides its taxpayer identification number and certain required certifications to the payor or otherwise establishes an exemption. Any amounts so withheld would be allowed as a credit against the Holder's federal income tax liability.

                              PLAN OF DISTRIBUTION

  The Company will exchange New Notes for Old Notes. Accordingly, the Company will not receive any proceeds from the exchange of New Notes for Old Notes.

  Based on an interpretation by the staff of the Division of Corporation Finance of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any Holder thereof without compliance with the registration requirements of the Securities Act.

  The Company has not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Exchange Offer and, to the best of the Company's information and belief, each person participating in the Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes.

  The Company has agreed to pay all expenses incident to the Exchange Offer (other than commissions or concessions of any brokers or dealers).

                             VALIDITY OF NEW NOTES

  The validity of the offered New Notes will be passed upon for the Company by Thomas J. Wagner, Esquire, Executive Vice President and General Counsel, and David R. DeVoe, Esquire, Assistant General Counsel, of CIGNA Corporation.

                            INDEPENDENT ACCOUNTANTS

  The consolidated financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated by reference in this Offering Circular from the Company's Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by Price Waterhouse LLP, independent accountants, as stated in their report incorporated by reference herein.

                                   SCHEDULE A
                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                        REFERENCE PRICE OF THE OLD NOTES


YLD             =      Reference Yield of the Old Notes expressed as a decimal
                       number.

CPN             =      The nominal rate of interest payable on the Old Notes
                       expressed as a decimal number.

N               =      The number of semi-annual interest payments, based on the
                       maturity date of the Old Notes from (but excluding) the Exchange Date to (and including) the maturity date of the Old Notes.

S               =      The number of days from and including the semi-annual
                       interest payment date immediately preceding the Exchange
                       Date up to, but not including, the Exchange Date. The number of days is computed using the 30/360 day-count method.

exp             =      Exponentiate. The term to the left of "exp" is raised to
                       the power indicated by the term to the right of "exp".

PRICE           =      The applicable Reference Price of the Old Notes per
                       $1,000 principal amount of Old Notes. The Reference Price of the Old Notes is rounded to the nearest cent.

PRICE           =                            1,000
                                    ---------------------------
                                    (1 + YLD/2) exp (N - S/180)

                             N
                +         (SIGMA)         1,000 (CPN/2)
                                    ---------------------------
                           K = 1    (1 + YLD/2) exp (K - S/180)

              minus                   1,000 (CPN/2) (S/180)

                                  SCHEDULE B

                         HYPOTHETICAL PRICING EXAMPLE
                               FOR THE OLD NOTES

  This Schedule B provides a hypothetical illustration of the calculation of the Reference Price of the Old Notes based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Reference Price of the Old Notes, as quoted at a hypothetical Benchmark Treasury Yield, and should not be used or relied upon for any other purpose.

                                   OLD NOTES

Maturity Date of the Old Notes:        January 15, 2023

Benchmark Treasury Security:           6.125% U.S. Treasury Note due November
                                       15, 2027

2023 Fixed Spread:                     1.30% (130 basis points)

EXAMPLE:

Hypothetical Extension Coupon          2:00 p.m., New York City time,
 Determination Date:                   on June 23, 1998

Exchange Date:                         July 30, 1998

Benchmark Treasury Yield on the
 Hypothetical Extension Coupon
 Determination Date                    =  5.65%

2023 Fixed Spread                      =  1.30%

YLD                                    =  6.95%

CPN                                    =  8.30%

N                                      =  49

S                                      =  15

PRICE                                  =  $1,157.66

                                  SCHEDULE C
                 FIXED SPREAD PRICING FORMULA TO DETERMINE THE
                    EXTENSION COUPON PRICE OF THE NEW NOTES

YLD            =           Reference Yield of the New Notes expressed as a
                           decimal number.

CPN            =           The nominal rate of interest payable on the New Notes
                           expressed as a decimal number to January 15, 2023.

N              =           The number of semi-annual interest payments, based on
                           the maturity date of the Old Notes from (but excluding) the Exchange Date to (and including) the maturity date of the Old Notes.

M              =           The number of semi-annual interest payments, based on
                           the maturity date of the New Notes from (but excluding) the Exchange Date to (and including) the maturity date of the New Notes.

S              =           The number of days from and including the semi-annual
                           interest payment date immediately preceding the Exchange Date up to, but not including, the Exchange
                           Date. The number of days is computed using the 30/360 day-count method.

exp            =           Exponentiate. The term to the left of "exp" is raised
                           to the power indicated by the term to the right of "exp".

PRICE          =           The applicable Reference Price of the New Notes per
                           $1,000 principal amount of New Notes (which is equal to the Reference Price of the Old Notes).

EXT            =           The nominal rate of interest payable on the New Notes
                           expressed as a decimal number from January 15, 2023 to January 15, 2033.

PRICE          =                                     1,000
                                        ---------------------------------
                                            (1 + YLD/2) exp (M - S/180)

               +                  N               1,000 (CPN/2)
                               (SIGMA)  ---------------------------------
                                K = 1       (1 + YLD/2) exp (K - S/180)


               +                  M               1,000 (EXT/2)
                               (SIGMA)  ---------------------------------
                              K = N + 1     (1 + YLD/2) exp (K - S/180)

             minus                            1,000 (CPN/2) (S/180)

                                   SCHEDULE D

                         HYPOTHETICAL EXTENSION COUPON
                               FOR THE NEW NOTES

  This Schedule D provides a hypothetical illustration of the calculation of the Extension Coupon of the New Notes based on hypothetical data, and should, therefore, be used solely for the purpose of obtaining an understanding of the calculation of the Extension Coupon of the New Notes, as quoted at a hypothetical Reference Price and Benchmark Treasury Yield, and should not be used or relied upon for any other purpose.

                                   NEW NOTES


Maturity Date of the New Notes:           January 15, 2033

Benchmark Treasury Security:              6.125% U.S. Treasury Note due November
                                          15, 2027

2033 Fixed Spread:                        1.40% (140 basis points)

EXAMPLE:

Hypothetical Extension Coupon             2:00 p.m., New York City time, on June
Determination Date:                       23, 1998

Exchange Date:                            July 30, 1998

PRICE                                      =  $1,157.66

Benchmark Treasury Yield on the            =  5.65%
 Hypothetical Extension Coupon
 Determination Date

2033 Fixed Spread                          =  1.40%

YLD                                        =  7.05%

CPN                                        =  8.30%

N                                          =  49

M                                          =  69

S                                          =  15

EXT                                        =  8.05%






                                      D-1